SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

of the

SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported) December 6, 2012

Digerati Technologies, Inc.

(a Nevada Corporation)

Nevada	001-15687	74-2849995
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Mr. John Howell
770 South Post Oak Lane, Suite 435

Houston, Texas 77056-1937

(713) 877-8333

(Telephone number, including area code of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 – Other Events

Dishon Dosposal (“Dishon”), a wholly owned subsidiary of HD Energy Services, Inc., the new name of Digerati Technologies, Inc. effective on the date specified in the SEC Form PRE-14C already filed on November 29, 2012, was notified on December 3, 2012 by the North Dakota Department of Health that Dishon was issued a permit for a Solid Waste Management Facility granted on November 29, 2012.

The permit is for the expansion of the existing Dishon special waste disposal site, expanding the site to be able to accept another 607,000 cubic yards of solid waste. It is one (1) of only three (3) sites in the state of North Dakota, used in support of the oil & gas exploration and drilling of the Bakken Formation. This permit, which has extensive provisions, provides for expanded operations at the current Dishon site, which allows revenue increases for the Dishon subsidiary.

Although HD Energy Services, Inc. has not concluded its PCAOB audit required within a timely fashion and to be filed in an SEC mandated Form 8K, the company believes that this permit is a significant event affecting the company’s ability to significantly increase revenue in coming financial periods.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digerati Technologies, Inc.

Date: December 6, 2012	By:	/s/ John Howell
	Name:	John Howell
	Title:	Chairman of the Board and Chief Executive Officer

2